Exhibit 10.2

Witness

/s/ Tom David
Tom David (Landlord)

CRANIUM TECHNOLOGIES LTD.:
/s/ Daniel Hunter
Authorized Signing Officer (Tenant)
Name, Title & address of Officer, printer:
Daniel Hunter, SGY + Director

L E A S E AGREEMENT

Made the 15th day of December 2011

B E T W E E N

TOM DAVID

(the "Landlord")

-and-

Cranium Technologies Ltd.

(the "Tenant")

Whereas the Landlord is the owner of 82 Avenue Road, Toronto, which includes a two storey coach house and a three storey building (the "Property") which property is outlined in Schedule "A" attached, which forms a part of this Agreement;
And Whereas the Tenant wishes to lease, for two (2) years the main floor of the three storey building, shown on Schedule "A" ("the Premises");

Therefore, In Consideration of the rents, covenants and obligations stipulated herein:

The Landlord and the Tenant have agreed to enter into a Lease of the said main floor of the above mentioned building at 82 Avenue Road and 3 exclusive parking spots in the parking lot to be designated by the Landlord, the remaining spots being allocated exclusively to or by the Landlord and not to be used by the Tenant; it is understood that other Tenants and their visitors have the reasonable right to use the main floor washroom and that other Tenants and their visitors have the right at all and any times, to enter the building through the main door with unobstructed and direct access to the stairwell and washroom. For clarity the leased premises does not include the stairs to the basement or the use of the exterior walls of said floors, which the Landlord may use for his sole benefit.

1. **GRANT OF LEASE**
   A. The Landlord leases the Premises to the Tenant:
      1. At the Rent set forth in the section "RENT";
      2. For the term set forth in the section "TERM AND POSSESSION";
      3. The Tenant accepts the premises on an "as is" basis except where otherwise set out herein; and
      4. Subject to the conditions and in accordance with the covenants, obligations and agreements herein.

   B. The Landlord covenants that he has the right to the leasehold interest in the Premises free from encumbrances except as disclosed on title.

2. **RENT**
   A. The Tenant covenants to pay the Landlord, during the Term of this Lease without any deduction, abatement or set-off, a semi-gross rent (referred to herein as the "Basic Rent") payable by the Tenant monthly in advance on the first day of each month during the Term in the amount of $16,000 plus applicable taxes of any governmental body per month, commencing on the first day of the Term.

   B. As a term and condition of this lease the Tenant agrees to deposit by way of a wire deposit to the Landlord's bank account on or before the first day of the term, being January 1st 2012, an amount equal to the full base rent of the term, being in the amount of $352,000 plus HST after payment of the deposit, which monies in addition to being paid on account of Rent, is also paid as security for any expenses the Landlord may incur or continues to incur as a result of any breach or default of the Lease by the Tenant and paragraph 14 shall be applicable in respect to these monies. This Lease shall be null and void without the delivery of said cheque by wire transfer to the Landlord's bank or by certified cheque to the Landlord on or before January 1, 2012 in which event the deposit of $36,160 shall be paid by the Deposit Holder to the Landlord, without any deductions, on January 2, 2012 as the Landlord's liquidated damages and the Tenant shall have no claim against the Landlord

to said or any other monies for any reason and the brokers agree that no commission or other fees shall then be payable in respect to this agreement.;

C. The Tenant further covenants to pay all other sums required by this Lease to be paid by it and agrees that all amounts payable by the Tenant to the Landlord or to any other party pursuant to the provisions of this Lease shall be deemed to be additional rent ("Additional Rent") whether or not specifically designated as such in this Lease.

D. Rent means the sum of Basic Rent and the Additional Rent payable by the Tenant to the Landlord;
If the Tenant fails to make any of the payments required by this Lease – repair work as an example without limiting the generality of this paragraph - then the Landlord may make such payments and charge to the Tenant as Additional Rent, being in addition to Basic Rent, the amounts paid by the Landlord. And if such charges are not paid by the Tenant on demand the Landlord shall be entitled to the same remedies and may take the same steps for recovery of the unpaid charges as in the event of Rent in arrears. And the Tenant hereby agrees to indemnify and protect the Landlord from any liability accruing to the Landlord in respect of the expenses payable by the Tenant as provided for herein

F. All payments to be made by the Tenant or Landlord pursuant to this Lease shall be delivered at the address for service set out in the section "NOTICE" or to such other place as the party may from time to time direct in writing.

G. All monies payable by the Tenant to the Landlord which are in arrears, including but not limited to, rent and all sums paid by the Landlord for expenses incurred which should have been paid by the Tenant, shall bear interest from the date payment was due, or made, or expense incurred at two percent (2%) per month (twenty-four percent {24%} per year) plus an administrative fee of $150.00. Said administrative fee of $150.00, and the above interest charges, shall also be paid by the Tenant to the Landlord, plus any bank charges, for any Rent cheques returned or not honoured by the bank regardless of the bank's reason for returning or not honouring the cheque. Neither any acceptance by the Landlord of any late payment nor any omission by the Landlord to demand any of the above fees or charges for either late payments or dishonoured cheques shall prejudice the Landlord's right to recover said fees or charges, which shall be paid to the Landlord as Additional Rent.

H. The Tenant acknowledges and agrees that the payments of Basic Rent and Additional Rent provided for in this lease shall be made without any deduction for any reason whatsoever unless expressly allowed by the terms of this Lease or agreed to by the Landlord in writing; and no partial payment by the Tenant which is accepted by the Landlord shall be considered as other than a partial payment on account of Rent owing and shall not prejudice the Landlord's right to recover any Rent owing.

3. TERM AND POSSESSION

A. The Tenant shall have possession of the Premises for a period of two (2) YEARS, commencing on the 1st day of January 2012 and ending on the 31st day of 2013 (the "Term").

B. Subject to the Landlord's rights under this Lease, and as long as the Lease is in good standing the Landlord covenants that the Tenant shall have quiet enjoyment of the Premises during the Term of this Lease without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming through the Landlord.

C. If for reasons beyond the Landlord's control, vacant possession of the Premises cannot be given to the Tenant on the commencement date of the Term of the Lease, the Lease shall remain in effect but the Tenant shall not be required to pay Rent until the date when possession is actually given to the Tenant;

4. PARKING

A. The Tenant shall not use any parking spots on the Property save and except those allocated to the Tenant;

B. Should the above mentioned parking spots be required by the Landlord - for reasons related to maintenance, construction on the property, severance or sale of all or part of the property - either on a temporary or on any permanent basis, the Landlord shall provide and pay for alternative parking spaces at Hazelton Lanes, or nearby if unavailable at Hazelton Lanes. Landlord will make reasonable efforts to secure one extra parking space at Hazelton Lanes on behalf of the Tenant with the cost of renting this extra space to be paid by Tenant directly to Hazelton Lanes.

C. The Tenant shall not park any vehicles so that it would obstruct or hinder the passage of vehicles to or from the parking spots of the other Tenants.

5. RENEWAL

A. If the Tenant is not in default and provided that the Tenant notifies the Landlord in writing not more than six (6) months and not less than four (4) months prior to the expiration of the initial lease term and the Tenant delivers to the Landlord, with the above notice in writing, three months Basic Rent as security for the renewal period which is agreed will be the liquidated damages of the Landlord should the Tenant not renew the lease on the basis herein, then the Tenant shall have the right at its sole option to renew the lease for a further term of two 2 years on the same terms and conditions as the initial lease term except that the second term shall have no option to renew past December 31, 2015 and that the amount of Basic Rent payable shall be as determined in sub-paragraph 4(B) following;

B. The Basic Rent for the Option Term shall be established by mutual agreement and shall be based on the market rate for similar space in the market area at the time of renewal. If agreement is not reached by the parties by three (3) months prior to the expiration of the initial lease term, the parties agree to submit to binding arbitration, a term being that written judgment being given no later than November 1, 2013, in accordance with the Arbitration Act of Ontario or successor legislation. In no

event shall the Rent be less than $16,600 per month plus HST plus the $16,600 per month plus HST multiplied by the rate of inflation, using the Statistic Canada Consumer Price Index for Toronto for the period August 2011 to July 2013.

6. ENVIRONMENTAL PROTECTION ACT

A. The Tenant warrants that the Premises shall not be used in any manner which shall deposit in, add to, emit or discharge into the natural environment any contaminant, i.e., any solid, liquid, gas, odour, heat, sound, vibration, radiation, or combination thereof resulting directly or indirectly from the activities of the Tenant or its agents which:
   1. impairs the quality of the natural environment;
   2. causes damage to property, plant or animal life;
   3. causes material discomfort or harm to any person;
   4. adversely impairs the health or safety of any person;
   5. renders any property, plant or animal life unfit for human use; or
   6. interferes with the normal conduct of business.

B. The Tenant shall not operate, construct, alter or replace any structure, equipment, apparatus, or mechanism which may emit or discharge any contaminant into any part of the natural environment nor alter any process or rate of production with the result that a contaminant may be emitted or discharged into the natural environment without first obtaining a Certificate of Approval for the methods or devices to be used to control the emission or discharge from a Director appointed by the Ministry of the Environment pursuant to section 4 of the *Environmental Protection Act* (Ontario).

C. The Tenant shall, at the date of termination of this lease or expiration of the Term, remove at its sole cost and expense any and all waste resulting from the Tenant's use and occupancy of the Premises including, without limitation, ashes, garbage, debris, industrial or domestic refuse.

D. The Tenant shall comply with the provisions of the *Environmental Protection Act* (Ontario) and any amendment thereto and all regulations made thereunder and any other legislation in force from time to time for the purpose of protecting the environment.

7. ASSIGNMENT

A. Subject to the conditions below and provided that the Tenant is not in default, the Tenant shall have the right to assign or sublet this Lease;

B. The Tenant shall not assign this Lease or sublet the whole or any part of the Premises unless it first obtains the consent of the Landlord in writing, which consent shall not unreasonably be withheld. And the Tenant hereby waives its right to the benefit of any present or future Act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sublet the Premises without the Landlord's consent.

C. The consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting.

D. Any consent granted by the Landlord shall be conditional upon the assignee, sublessee and/or occupant executing a written agreement directly with the Landlord agreeing to be bound by all the terms of this Lease as if the assignee, sublessee or occupant had originally executed this Lease as Tenant.

E. Any consent given by the Landlord to any assignment or other disposition of the Tenant's interest in this Lease or in the Premises shall not relieve the Tenant from its obligations under this Lease, including the obligation to pay Basic Rent and Additional Rent as provided for herein.

F. If the party originally entering into this lease as Tenant, or any party who subsequently becomes the Tenant by way of Transfer as provided for in this lease, is a corporation, then:
   1. the Tenant shall not be entitled to deal with its authorized or issued capital or that of an affiliated company in any way that results in a change in the effective voting control of the Tenant unless the Landlord first consents in writing to the proposed change;
   2. if any change is made in the control of the Tenant corporation without the written consent of the Landlord then an "Act of Default" shall be deemed to have occurred and the Landlord shall be entitled to exercise the remedies available pursuant to this lease and any other remedies available in law;
   3. the Tenant agrees to make available to the Landlord or his authorized representatives the corporate minute book of the Tenant for inspection at reasonable times, but excluding all financial records of the Tenant.

8. USE

A. During the term of this Lease, or any extension thereof, the Premises shall not be used for any purpose other than a Presentation Centre for Hair Growth/Transplant products and service and for ancillary office use without the express consent of the Landlord given in writing. The Tenant confirms that the Landlord has made no representation to it on which it relies and that it is the responsibility of the Tenant to satisfy itself that the Premises and services therein are adequate and conform in all respects, including as may be required by law or otherwise, to its intended use. For clarity, the Tenant acknowledges that there are no covenants, representations, agreements, warranties or conditions in any way relating to this lease, whether

express or implied, collateral or otherwise, except those set forth herein.

B. The Tenant shall not do or permit to be done at the Premises anything which may:
  1. Constitute a nuisance;
  2. Cause injury or annoyance to occupants of neighbouring premises or of any other occupier or user of the building or Property;
  3. Interfere or disrupt in any manner the usage, or quite enjoyment of any other occupier or user of the building or Property;
  4. Make void or voidable any insurance upon the Premises or building;
  5. Constitute a breach of any by-law, statute, order or regulation of any municipal, provincial or other competent authority relating to the Premises.
  6. Allow, commit or suffer or permit to be committed any waste upon or damage to the Premises;
  7. Allow the display of any merchandise outside the Premises at any time without the prior written consent of the Landlord, which consent may be unreasonably withheld;
  8. Allow the use of any travelling or flashing lights or signs or any loudspeakers, television, phonograph, radio or any other audio, visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without the prior written consent of the Landlord, which consent may be unreasonably withheld
  9. Breach any rule or regulation or general policy formulated by the Landlord from time to time relating to the delivery of goods and merchandise to the Premises;

C. The Tenant shall, at its sole cost and expense and subject to the other provisions of this lease, promptly:
  1. observe and comply with all provisions of law including, without limiting the generality of the foregoing, all requirements of all governmental authorities, including federal, provincial, and municipal legislative enactments, by-laws and other regulations now or hereafter in force which pertain to or affect the Premises or the Tenant's use of the Premises; and
  2. observe and comply with all police, fire and sanitary regulations imposed by any governmental authorities (whether federal, provincial or municipal) or made by fire insurance underwriters.

9. SECURITY

The Tenant shall at all times ensure that it is not a party to any act or omission which may compromise the security of the building and without limiting the generality of the above it shall contract, at its own expense, with the Landlord's supplier of monitoring both for monthly monitoring, including the provision of security attendances when required, and for any required equipment in addition to what is currently installed.

10. REPAIR AND MAINTENANCE

A. The Tenant covenants that, during the term of this lease and any renewal thereof, the Tenant shall keep in good condition the Premises including all alterations and additions made thereto, and shall, with or without notice, promptly make all needed repairs and all necessary replacements as would a prudent owner of this building, but the Tenant shall not be liable to effect repairs attributable to reasonable wear and tear;

B. The Tenant shall at its own expense comply with the requirements of every applicable statute, regulation, by-law, ordinance, order or law with respect to the use, occupation, condition, maintenance and equipment of the Premises, save for such matters which are the Landlord's responsibility as set forth in this lease.

C. The Tenant covenants that, during the Term, the Tenant shall be responsible for cleaning and maintaining the interior of the Premises including the windows and shall have the exterior windows professionally cleaned on a bi-monthly basis except for the months of December through March when they are to be cleaned on a monthly basis.

D. The Tenant shall permit the Landlord or a person authorized by the Landlord to enter the premises to examine, and take photos if required of, the condition thereof and view the state of repair at reasonable times:
  1. And if upon such examination repairs are found to be necessary, written notice of the repairs required shall be given to the Tenant by or on behalf of the Landlord and the Tenant shall make the necessary repairs within the time specified in the notice;
  2. And if the Tenant refuses or neglects to keep the Premises in good repair the Landlord may, but shall not be obliged to, make any necessary repairs, and shall be permitted to enter the Premises, by himself or his servants or agents, for the purpose of effecting the repairs without being liable to the Tenant for any loss, damage or inconvenience to the Tenant in connection with the Landlord's entry and repairs. And if the Landlord makes repairs the Tenant shall pay the cost of them immediately as Additional Rent.

E. The Landlord, and his agents, shall have reasonable access at all times where he is required to access any electrical panels, mechanical or other apparatus.

F. The Tenant shall immediately give written notice to the Landlord of any substantial damage that occurs to the Premises from any cause.

G. The Tenant agrees at its own expense to replace any plate glass or other glass that has been broken or removed during the Term.

H. The Landlord shall have the right to do such work in the Premises as the Landlord may deem necessary to preserve, improve

or protect the Premises or the Building and may, if such action is necessary, interrupt or suspend the supply to the Premises of any services or utilities until such work shall be completed, provided that the Landlord shall proceed in all such work in a diligent manner and shall not unreasonably or unnecessarily interfere with or disturb the conduct of the business of the Tenant.

I. Upon the expiry of the Term or other determination of this Lease the Tenant agrees peaceably to surrender the Premises, including any alterations or additions made thereto, to the Landlord, broom swept, clean and in a state of good repair, reasonable wear and tear only excepted.

J. If the Tenant or its representative shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible under this lease, the Landlord or the Landlord's agent may enter same by a master key, or may forcibly enter same, without rendering the Landlord or any such agent liable therefor, and without in any manner affecting the covenants, obligations and agreements of the Tenant under this lease.

K. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or a failure in the supply of water, gas, electricity, telephone or other utilities or services used or consumed in the Premises.

11. SIGNAGE

A. The Tenant may, at his sole expense:

1. Add its name to the Directory of Tenants, on the exterior wall abutting the entrance to the building, keeping with the appearance, materials and size of the existing name plaques;
2. The Tenant will also be allowed to utilize the sign area currently being utilized by Neff below the awning and above the windows al the south east facade of the building to show its name and cities where they operate.

And, the Tenant may either, but not both,:

i. Erect a sign on the south-east comer of the property, where the current sign of Neff is located provided that the sign is not higher from the ground or larger than the Neff sign and that all aspects of the sign are first approved by the Landlord, which approval shall be in the sole arbitrary discretion of the Landlord; or

ii. Keep and utilize the current sign on the North East corner of the property which is currently owned by Neff or replace it with a sign no taller, wider or deeper than the current sign and with only the north side lighted, the south side being blank. The Tenant understands that it is the Tenant's sole legal and financial responsibility to purchase this sign from Neff.

The Tenant shall have until December 28, 2011 to advise the Landlord in writing of its choice of (i) or (ii) above failing which the Landlord shall in its sole discretion assign one of the two locations to the Tenant.

B. Save and except as above, no sign, advertisement or notice shall be inscribed, painted or affixed or placed by the Tenant, or any other person on the Tenant's behalf, on any part of the inside or outside of the building in which the Premises are located unless the sign, advertisement or notice has been approved in every respect by the Landlord in his sole and arbitrary discretion

12. ALTERATIONS AND ADDITIONS

A. For the purposes herein, "Trade Fixtures" shall mean any machinery, equipment or furniture of every nature and description whatsoever, relating in substantially all respects to the operation of the businesses conducted from time to time on the Premises by the Tenant, (but in any event not including any electrical panels or switches, lighting, plumbing, heating, ventilating or air conditioning machinery or equipment) whether or not of a fixed or permanent nature even though if by operation of law or otherwise such items are or may become fixtures.

B. If the Tenant, during the Term of this Lease or any renewal of it, desires to make any alterations or additions to the Premises, including but not limited to; erecting partitions, attaching equipment, and installing necessary furnishings or additional equipment of the Tenant's business, the Tenant may do so at his own expense, at any time from time to time, if the following conditions are met:

1. Before undertaking any alteration or addition the Tenant shall submit to the Landlord a plan showing the proposed alterations or additions and the Tenant shall not proceed to make any alteration or addition unless the Landlord has approved the plan, and the Landlord shall not unreasonably or arbitrarily withhold his approval and may add reasonable conditions. All contractor(s) and engineers employed in the alteration or addition shall provide a certification addressed to the Landlord that the Landlord can rely on the work being done in a good and workman like manner and conforming to all government regulations and requirements. Items included in the plan which are regarded by the Tenant as "Trade Fixtures" shall be designated as such on the plan;
2. Any and all alterations or additions to the Premises made by the Tenant must comply with all applicable laws including building and fire code standards and by-laws of the municipality in which the Premises are located.

C. The Tenant shall be responsible for and pay the cost of any alterations, additions, installations or improvements that any governmental authority (federal, provincial or municipal) or fire insurance underwriters may require to be made in, on or to the Premises, due to the use or occupancy of the Tenant.

D. All alterations and additions to the Premises made by or on behalf of the Tenant, other than the Tenant's Trade Fixtures, shall immediately become the property of the Landlord without compensation to the Tenant.

E. Whenever any construction or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed, the Tenant shall within fifteen (15) days after receiving notice thereof procure and register a discharge thereof including any certificate of action registered in respect of any such lien or vacate the lien by payment or in such other manner, as may be required or permitted by law, and failing which the Landlord may make any payments required to procure and register the discharge of any such liens or encumbrances, including any certificate of action registered in respect of any lien and shall be entitled to be reimbursed by the Tenant immediately upon demand.

F. If the Tenant has complied with his obligations according to the provisions of this Lease, the Tenant may, and shall if required by the Landlord, at the end of the Term or other termination of this Lease, remove his Trade Fixtures and the Tenant covenants that he will make good and repair or replace as necessary any damage caused to the Premises by the removal of the Tenant's Trade Fixtures.

G. The Tenant covenants not to mortgage, charge or otherwise encumber or permit the mortgage, charge or encumbrance of any leasehold improvements or any fixtures, machinery or equipment affixed to the Premises, other than the Tenant's Trade Fixtures

H. Other than as provided herein, the Tenant shall not, during the Term of this Lease or anytime thereafter remove from the Premises any Trade Fixtures or other goods and chattels of the Tenant except in the following circumstances:
   1. The removal is in the ordinary course of business:
   2. The Trade Fixture has become unnecessary for the Tenant's business or is being replaced by a new or similar Trade Fixture; or
   3. The Landlord has consented in writing to the removal;

   But in any case the Tenant shall make good any damage caused to the Premises by the installation or removal of any Trade Fixtures, equipment, partitions, furnishings and any other objects whatsoever brought onto the Premises by the Tenant

I. The Tenant shall not bring onto the Premises or any part of the Premises any machinery, equipment or any other thing that might in the opinion of the Landlord, by reason of its weight, size or use, damage the Premises or overload the floors of the Premises; and if the Premises are damaged or overloaded the Tenant shall restore the Premises immediately or pay to the Landlord the cost of restoring the Premises.

J. At the end of the Term or other termination of this Lease, at the request of the Landlord, the Tenant shall, at his own expense
   1. Remove any or all additions or improvements made by the Tenant to the Premises during the Term and shall repair all damage caused by the installation or the removal of both;
   2. Restore all of the premises, or such part(s) of the premises as the Landlord may advise, to the condition and state they were in at the commencement of the lease prior to any alteration or addition, and the Tenant covenants that he will make good and restore or repair or replace as necessary any damage caused to the Premises by the Tenant.

12.1 TENANT'S WORK

A. The Tenant at its own cost shall be allowed to:
   1. install one doorway at the west wall on the landing adjacent to the emergency exit at the top of the interior basement stairs; and
   2. to install doors in the archways between rooms on the ground floor on the south east section of the main floor.
   3. The location of above work is shown in the plans attached hereto as Schedule A;
   4. The landing at the top of the basement stairs must be kept clear for emergency exit use;
   5. The Landlord reserves the right to erect a door on the above landing at the top of the basement stairs, at the top stair, to secure entry to the stairs to the basement.

B. It is agreed and understood that no openings may be made in the floors, walls and roof of the demised premises without the prior written consent of the Landlord. Should the Landlord consent to such work, it shall be done and maintained in a professional manner, at the sole cost of the Tenant.

C. The additions and the work described above shall be performed in accordance with and subject to the terms and conditions in the section entitled "Alterations and Additions".

13. DEPOSIT

The Tenant covenants and agrees that contemporaneously with the execution of the Offer to Lease, it had deposited with the Landlord's agent, the sum of $32,000 plus HST to be applied as a deposit on first and last months' Rent.

14. SECURITY

A. If at any time during the Term any Rent or monies payable to the Landlord shall be overdue and unpaid or the Tenant fails to observe and perform any of the terms, covenants and conditions of this lease to be kept and performed by the Tenant, then the Landlord may, at the option of the Landlord (but the Landlord shall not be required to), apply such as may remain unused of the $352,000 plus HST, given on or before January 1, 2012, as may be necessary, to the payment of any such overdue Rent or other sum to compensate the Landlord for all loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant; but such payment shall not be deemed to be in substitution for any claims that the Landlord may have under this lease or in law. Should any portion of the $352,000 be paid to and applied by the Landlord as aforesaid, then the

Tenant shall, upon the written demand of the Landlord, forthwith provide to the Landlord a certified cheque in such amount(s) as is paid to and applied by the Landlord as aforesaid, and the Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease entitling the Landlord to exercise its rights for Rent in arrears.

B. The Landlord is not limited to claim further costs or damages, of any sort or form, resulting from any default of the Tenant, which are in excess of the amount paid by the Tenant.

15. INSURANCE

A. During the Term of this Lease and any renewal thereof the Landlord shall maintain with respect to the Premises, insurance coverage insuring against:

1. Loss or damage by fire, lightning, storm and other perils that may cause damage to the Premises or the Property of the Landlord in which the Premises are located as are commonly provided for as extended perils coverage or as may be reasonably required and obtained by the Landlord. And the insurance policy shall provide coverage on a replacement cost basis in an amount sufficient to cover the cost of all signs and leasehold improvements; The Tenant, at its expense, shall maintain, in addition to the other requirements herein, Comprehensive General Liability Insurance in an amount of not less than $2,000,000.00 for each individual occurrence, Tenant's Legal Liability insurance, Plate Glass Insurance (if applicable), and insurance on its inventory, furniture, fixtures, improvements, and its goods and chattels;
2. Liability for bodily injury or death or property damage sustained by third parties up to such limits as the Landlord in his sole discretion deems advisable;
3. Rental income protection insurance, with the Landlord as named beneficiary, with respect to fire and other perils to the extent of one year's Rent payable under this Lease. But such insurance and any payment of the proceeds thereof to the Landlord shall not relieve the Tenant of its obligations to continue to pay Rent during any period of rebuilding, replacement, repairing or restoration of the Premises except as provided in Section 15.

B. The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting or assignment of same or any part thereof. And the Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises or building occasioned by or arising from either the act, default, or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees. And the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

C. The Tenant shall carry insurance in its own name to provide coverage with respect to the risk of business interruption to an extent sufficient to allow the Tenant to meet its ongoing obligations to the Landlord and to protect the Tenant against loss of revenues.

D. The Tenant shall carry insurance in its own name insuring against the risk of damage to the Tenant's property within the Premises caused by fire or other perils and the policy shall provide for coverage on a replacement cost basis to protect the Tenant's stock-in-trade, equipment, Trade Fixtures, decorations and improvements.

E. The Tenant shall carry public liability and property damage insurance in which policy the Landlord shall be named insured and the policy shall include a cross-liability endorsement.

F. The Tenant, in each year of the term(s) of this lease, shall provide the Landlord with a binder directed to the Landlord from its insurer confirming verbatim that the above coverage requirements are in place and if requested a copy of the policy. The Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease.

16. DAMAGE TO THE PREMISES

A. If the Premises or the building in which the Premises are located, are damaged or destroyed, in whole or in part, by fire or other peril, then the following provisions shall apply:

1. if the damage or destruction renders the Premises unfit for occupancy and impossible to repair or rebuild using reasonable diligence within 120 clear days from the happening of such damage or destruction, then the Term hereby granted shall cease from the date of the damage or destruction occurred, and the Tenant shall immediately surrender the remainder of the Term and give possession of the Premises to the Landlord, and the Rent from the time of the surrender shall abate;
2. If the Premises can with reasonable diligence be repaired and rendered fit for occupancy within 120 days from the happening of the damage or destruction, but the damage renders the Premises wholly unfit for occupancy, then the Rent hereby reserved shall not accrue after the day that such damage occurred, or while the process of repair is going on, and the Landlord shall repair the Premises with all reasonable speed, and the Tenant's obligation to pay Rent shall resume immediately after the necessary repairs to the Premises have been completed;
3. If the leased Premises can be repaired within 120 days as aforesaid, but the damage is such that the leased Premises are capable of being partially used, then until such damage has been repaired, the Tenant shall continue in possession and the Rent shall abate proportionately. In this circumstance, the Landlord shall with reasonable diligence do such repair.

B. Any question as to the degree of damage or destruction or the period of time required to repair or rebuild or when the repairs have been completed shall be determined by an architect retained by the Landlord.

C. Apart from the express provisions herein there shall be no abatement from or reduction of the Rent payable by the Tenant. The Tenant shall not be entitled to claim against the Landlord for any damages, general or special, caused by fire, water, partial or temporary failure or stoppage of services or utilities which the Landlord is obliged to provide according to this Lease, from any cause whatsoever.

17. ACTS OF DEFAULT AND LANDLORD'S REMEDIES

A. An Act of Default has occurred when:

1. The Tenant has failed to pay Rent for a period of 15 consecutive days, regardless of whether demand for payment has been made or not and regardless of whether the Tenant had previously made, and the Landlord has accepted, late payments of rent and regardless whether forms of security for said rent are available to the Landlord; or
2. The Tenant has breached its covenants or failed to perform any of its obligations under this Lease; and
   i) the Landlord has given notice specifying the nature of the default and the steps required to correct it; and
   ii) The Tenant has failed to correct the default as required by the notice; or
3. The Tenant has;
   i) become bankrupt or insolvent or made an assignment for the benefit of Creditors; or
   ii) had the whole or any part of its property seized or attached in satisfaction of a judgment or otherwise; or
   iii) had a receiver or receiver-manager appointed; or
   iv) committed any act or neglected to do anything with the result that a Construction Lien or other encumbrance is registered against the Landlord's Property; or
   v) without the consent of the Landlord, made or entered into an agreement to make a sale of its assets to which the Bulk Sale Act applies; or
   vi) taken action if the Tenant is a corporation, with a view to winding up, dissolution or liquidation; or
4. Any insurance policy is cancelled or not renewed by reason of the use or occupation of the Premises, or by reason of non-payment of premiums; or
5. The Premises:
   i) become vacant or remain unoccupied for a period of fourteen (14) consecutive days; or
   ii) are not open for business for a period of fourteen (14) consecutive business days; or
   iii) are used or occupied by any other person or persons, or for any other purpose than as provided for in this lease without the written consent of the Landlord; or
6. The Tenant has in any manner or by any act breached this lease.

B. When an Act of Default on the part of the Tenant has occurred:

1. The current month's Rent together with the next three month's Rent shall become due and payable immediately; and
2. The Landlord shall have the right to terminate this Lease and to re-enter the Premises and deal with them as he may choose; and
3. The Landlord shall have all remedies available to it pursuant to this lease and at law.

C. If, because an Act of Default has occurred, the Landlord exercises his right to terminate this Lease and re-enter the Premises prior to the end of the Term, the Tenant shall nevertheless be liable for payment of Rent and all other amounts payable by the Tenant in accordance with the provisions of this Lease until the Landlord has re-let the Premises or otherwise dealt with the Premises in such manner that the cessation of payments by the Tenant will not result in loss to the Landlord. And the Tenant agrees to be liable to the Landlord, until the end of the Term of this Lease for all costs and expenses of the Landlord resulting from the Act of Default and payment of any difference between the amount of Rent hereby agreed to be paid for the Term hereby granted and the Rent any new Tenant pays to the Landlord.

D. The Tenant covenants that notwithstanding any present or future Act of the legislature of the Province of Ontario, the personal property of the Tenant during the term of this Lease shall not be exempt from levy by distress for Rent in arrears. And the Tenant acknowledges that it is upon the express understanding that there should be no such exemption that this Lease is entered into, and by executing this Lease:
(a) The Tenant waives the benefit of any such legislative provisions which might otherwise be available to the Tenant in the absence of this agreement; and
(b) The Tenant agrees that the Landlord may plead this covenant as an estoppel against the Tenant if an action is brought to test the Landlord's right to levy distress against the Tenant's property.

E. If, when an Act of Default has occurred, the Landlord chooses not to terminate the Lease and re-enter the Premises, the Landlord shall have the right to take any and all necessary steps to rectify any or all acts of Default of the Tenant and to charge the costs of such rectification (including but not limited to legal costs on a substantial basis basis) to the Tenant and to recover the costs as Rent. And, without limiting his rights, the Landlord shall have the right to re-let all or any portion of the Premises as agent of the Tenant for such period or periods and at such rental and other terms and conditions as the Landlord in its sole discretion may deem advisable. Any rental received by the Landlord from such re-letting as agent of the Tenant shall be applied firstly to the costs of such reletting, secondly to any costs incurred by the Landlord as a result of such default, thirdly to any arrears of Additional Rent, and fourthly to any arrears of Basic Rent, including, in each case, any interest

thereon.

F. If, when an Act of Default has occurred, the Landlord chooses to waive his right to exercise the remedies available to him under this lease or at law the waiver shall not constitute condonation of the Act of Default, nor shall the waiver be pleaded as an estoppel against the Landlord to prevent his exercising his remedies with respect to a subsequent Act of Default.

G. In addition to any remedies set out herein, the Landlord shall have the right to recover any and all monies paid out by him to any person or corporation where such monies were paid to recover monies owing to the Landlord by the Tenant.

H. No covenant, term, or condition of this Lease shall be deemed to have been waived by the Landlord unless the waiver is in writing and signed by the Landlord.

I. The Tenant hereby agrees to pay to the Landlord within fifteen (15) days after demand all legal fees on a substantial basis incurred by the Landlord for the enforcement of any rights of the Landlord under this lease or in the enforcement of any of the provisions of this lease or in obtaining of possession of the Premises or for the collection of any moneys from the Tenant. The Tenant's failure to make payment within the said fifteen (15) days after demand shall constitute a breach of this lease entitling the Landlord to exercise its rights for rent in arrears.

J. The Tenant expressly waives the provisions of Section 19(2) of the *Commercial Tenancies Act* (Ontario) and any successor or replacement legislation with respect to breaches for which a notice or cure period is specifically provided for in this lease.

K. The Tenant expressly waives the benefits of Section 35 of the *Commercial Tenancies Act* (Ontario) and any amendments thereto and any present or future enactment of the Province of Ontario permitting the Tenant to claim a set-off against rent for any cause whatsoever.

L. No partial payment by the Tenant on account of rent or otherwise which is accepted by the Landlord shall be considered as other than a partial payment on account of rent owing and shall not prejudice the Landlord's right to recover any rent owing.

18. TERMINATION UPON NOTICE AND AT END OF TERM

A. If the Premises are expropriated or condemned by an competent authority:

(a) The Landlord shall have the right to terminate this lease by giving ninety (90) clear days' notice in writing to the Tenant in which event, the landlord shall within 60 days after the vacancy by the Tenant of the premises return to the Tenant any prepaid rent the Tenant has paid for the period after the date of vacancy subject to any adjustment which may apply; or

(b) The Landlord may require the Tenant to vacate the Premises within sixty (60) days from payment by the Landlord to the Tenant of a bonus equal to two months' rent. But payment of the said bonus shall be accompanied or preceded by written notice from the Landlord to the Tenant advising of the Landlord's intent to exercise this option in which event, the landlord shall within 60 days after the vacancy by the Tenant of the premises return to the Tenant any prepaid rent the Tenant has paid for the period after the date of vacancy subject to any adjustment which may apply.

However, any severance of the Property or the erection of a new building on the Property or the sale of any part of the Property that does not include the Building containing the Premises shall have no affect on the conditions, rights and obligations of the Tenant contained in this lease.

B. The Tenant agrees to permit the Landlord to show the Premises to prospective new Tenants or purchasers and to permit anyone having written authority of the Landlord to view the Premises at reasonable hours; the Landlord retains his right to erect rental signs at any time outside the premises regardless of the sign blocking any part of the building or blocking the Tenant's signs.

C. If the Tenant remains in possession of the Premises after termination of this Lease as aforesaid and if the Landlord then accepts Rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of Rent by the Landlord shall create a monthly tenancy only but the tenancy shall remain subject to all the terms and conditions of this Lease except those regarding the Term and that the monthly Rent during any overholding period shall be 175% of the total Rent payable in the previous calendar year, including Additional Rent. A default in payment of the overholding rent shall be treated as a default in payment of rent and of additional rent and the Landlord shall have the same, and all of the, remedies to collect same as set out in this Lease.

19. ACKNOWLEDGEMENT BY TENANT

The Tenant agrees that it will at any time or times during the Term, upon being given at least forty-eight (48) hours prior written notice, execute and deliver to the Landlord a statement in writing certifying:

A. That this Lease is unmodified and is in full force and effect (or if modified stating the modifications and confirming that the Lease is in full force and effect as modified);

B. The amount of Rent has been paid;

C. The dates to which Rent has been paid;

D. Other charges payable under this Lease which have been paid;

E. Particulars of any prepayment of Rent or security deposits; and

F. Particulars of any subtenancies.

20. SUBORDINATION AND POSTPONEMENT

A. This Lease and all rights of the Tenant under this Lease are subject and subordinate to any and all charges against the land,

buildings or improvements of which the Premises form part, whether the charge is in the nature of a mortgage, trust deed, lien or any other form of charge arising from the financing or re-financing, including extensions or renewals, of the Landlord's interest in the Property.

B. Upon the request of the Landlord the Tenant will execute any form required to subordinate this Lease and the Tenant's rights to any such charge, and will, if required, attorn to the holder of the charge.

C. No subordination by the Tenant shall have the effect of permitting the holder of any charge to disturb the occupation and possession of the Premises by the Tenant as long as the Tenant performs its obligations herein.

20A RIGHT OF REFUSAL

The Tenant shall have the first right of refusal on adjacent space if and when such space becomes available. In the event that the Landlord receives an Offer for the second floor only or for the basement only or for the basement together with the second floor only, which it finds acceptable, it shall so notify the Tenant in writing, and the Tenant shall have 72 hours to match the Offer in every respect, by notice in writing delivered to the Landlord, failing which the Tenant shall have lost its first right of refusal.

21. RULES AND REGULATIONS

The Tenant agrees on behalf of itself and all persons entering the Premises with Tenant's authority or permission to abide by such reasonable rules and regulations that form part of this of this Lease and as the Landlord may take from time to time.

22. NOTICE

A. Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given
To the Landlord:

223 Avenue Road
Toronto, Ontario
M5R 2J3

To the Tenant at:

82 Avenue Road,
Toronto, Ontario
M5R 2H2

B. The above address may be changed at any time by giving ten (10) days written notice.

C. Any notice given by one party to the other in accordance with the provisions of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is delivered by hand or four business days after mailing if the notice is mailed.

23. REGISTRATION

The Tenant shall not at any time register notice of a copy of this Lease, or any other document, on title to the Property of which the premises form part.

24. GENERAL

A. Time shall be of the essence of this agreement and each part thereof.

B. There are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this lease or the Premises save as expressly set out in this lease, which constitutes the entire agreement between the Landlord and the Tenant with respect to the Premises and may not be amended or modified except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

C. If the Tenant is more than one person, then the covenants and obligations of the Tenant under this lease are both joint and several.

D. This lease shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada having application therein.

E. This lease and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, estate trustees, successors, and assigns, as the case may be, of the parties hereto, subject to the granting of consent by the Landlord to any assignment or subletting, and every reference herein to any party hereto shall include the heirs, estate trustees, successors, permitted assigns and other legal representatives of such party.

F. All of the provisions of this lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof.

G. Should any provision or provisions of this lease be illegal or unenforceable, it or they shall be considered separate and severable from this lease, and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

H. The Tenant acknowledges receipt of an executed copy of this lease.

SCHEDULE OF RULES AND REGULATIONS FORMING PART OF THIS LEASE

The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in this Lease):

1. The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed or used by the Tenant, his agents, servants, contractors, invitees or employees for any purpose other than access to and from the Premises.

2. The floors, skylights and windows that reflect or admit light into the passageways or into any place in the building shall not be covered or obstructed by the Tenant, and no awnings shall be put over any window, save and except for putting a shade on the third floor skylight.

3. The toilets, sinks, drains, washrooms and any other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances, such as chemicals, solvents, noxious liquids or pollutants shall be thrown therein, and any damage resulting to them from misuse shall be borne by the Tenant by whom or by whose employees, agents, servants, contractors or invitees the damage was caused.

4. In the event that the Landlord provides and installs a Public Directory Board inside the building, the Tenant's name shall be placed on the said Board at the expense of the Tenant.

5. The Tenant shall not perform any acts or carry on any activity which may damage the Premises or the common areas or be a nuisance to any other Tenant.

6. No animals or birds shall be brought into the building or kept on the Premises without the written consent of the Landlord.

7. The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings of floors of the Premises, except for mirrors and pictures/paintings that the Tenant may wish to hang. No wires, pipes or conduits shall be installed in the Premises without prior written approval of the Landlord. No broadloom or carpeting shall be affixed to the Premises by means of non-soluble adhesive or similar products.

8. No one shall use the Premises for sleeping apartments or residential purposes, for the storage of personal effects or articles other than those required for business purposes, or for any illegal purpose.

9. The Tenant shall not use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, public address systems, sound amplifiers, radio, broadcast or television apparatus within the building which is in any manner audible or visible outside the Premises.

10. The Tenant must observe strict care not to allow windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the building. The Tenant neglecting this rule will be responsible for any damage caused to the property of other Tenants, or to the property of the Landlord, by such carelessness. The Tenant, when closing the Premises, shall close all windows and lock all doors.

11. The Tenant shall not without the express written consent of the Landlord, place any additional locks upon any doors of the Premises and shall not permit any duplicate keys to made thereof; but shall use only additional keys obtained from the Landlord, at the expense of the Tenant, and shall surrender to the Landlord on the termination of the Lease all keys of the Premises.

12. No inflammable oils or other inflammable, toxic, dangerous or explosive materials shall be kept or permitted to be kept in or on the Premises.

13. No bicycles or other vehicles shall be brought within the Premises or upon the Landlord's Property, including any lane or courtyard, unless otherwise agreed in writing.

14. Nothing shall be placed on the outside of the windows or projections of the Premises. No air-conditioning equipment shall be placed at the windows of the Premises without consent in writing of the Landlord.

15. The moving of all heavy equipment and office equipment or furniture shall occur only between 6:00 p.m. and 8:00 a.m. or any other time consented to by the Landlord and the persons employed to move the same in and out of the building must be acceptable to the Landlord. Safes and other heavy equipment shall be moved through the Premises and common areas only upon steel bearing plates. No deliveries requiring the use of an elevator for freight purposes will be received into the building or carried in the elevators, except during the hours approved by the Landlord.

16. Canvassing, soliciting and peddling in the building is prohibited.

17. The Tenant shall first obtain in writing the consent of the Landlord to any alteration or modification to the electrical system in the Premises and all such alterations and modifications shall be completed at the Tenant's expense by an electrical contractor acceptable to the Landlord.

18. The Tenant shall first obtain in writing the consent of the Landlord to the placement by the Tenant of any garbage containers or receptacles outside the Premises or building.

19. The Tenant shall not install or erect on or about the Premises television antennae, communications towers, satellite dishes or other such apparatus.

20. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the Tenant, his employees, agents, servants, contractors or invitees. The Landlord may from time to time waive any such rules and regulations as applied to particular Tenants and is not liable to the Tenant for breaches of any Rules or Regulations herein or which may be made hereinafter by other Tenants.

Schedule A (5 Pages) to Lease of 82 Avenue Rd, Main Floor
between Tom David and Cranium Technologies Ltd
December 15, 2011



JOHN McSKIMMING O.L.S.
© COPYRIGHT 1993
METRIC: DISTANCES SHOWN ON THIS PLAN ARE IN METRES AND CAN BE CONVERTED TO FEET BY DIVIDING BY 0·3048
PROPERTY
LOT 51
REMAINDER OF
INSTRUMENT Nº 64850EM
LOT 50
Nº 84 AVENUE ROAD TO
AREA AT REAR OF
CT983254
2 1/2 STOREY
BRICK DWELLING
Nº 84
FENCE
Metal Fire Escape
RAILING FOR LANDING OF METAL FIRE ESCAPE 0·02 NORTH
S.I.B.(MTR)
Wood Retaining Wall
EAVE 0·57
Found Conc. Nail in Asphalt (810)
Found Broad Arrow on Top of Iron Post - Correct North and South 0·015 West (O.N.&S.)
N 16° 35' 50" W
15·240 (P.&M.)
N 73° 41' 00" E
South Face of Fence Post 0·15 South
Wrought Iron Fence
ELGIN AVENUE
AS WIDENED BY BY-LAW 1024
LIMIT OF AVENUE ROAD
ORIGINAL WESTERLY LIMIT OF AVENUE ROAD
PART 2 PLAN 63R - 332
AVENUE ROAD
CT341411
49


Door to be erected by Tenant as set out in "Tenant's Work" in Lease
WC
Retail
Retail
Hallway
Retail
Vestibule
Retail
Doors to be erected by Tenant as set out in "Tenant's Work" in Lease

MAIN LEVEL

Gross Floor Area 2231 sf.


WC
Shower
Dressing Room
Living Room
Mechanical
Bedroom
Mechanical

THIRD LEVEL


WC
Change Room
Yoga Studio
Change Room
Office
Boiler Room
Exit to grade
Stairway
Corridor
Exit to Grade
Office
Storage
Electrical Service Room
Storage
Office

BASEMENT LEVEL
prior to construction


Stairway
Office
Office
Office
Office

SECOND LEVEL